REGENCY ENERGY PARTNERS LP
(AS SUCCESSOR BY MERGER TO PENN VIRGINIA RESOURCE PARTNERS, L.P.)
REGENCY ENERGY FINANCE CORP.
(AS SUCCESSOR BY MERGER TO PENN VIRGINIA RESOURCE FINANCE CORPORATION II)
and
the Subsidiary Guarantors named herein
____________________________
8.375% Senior Notes due 2020
6.500% Senior Notes due 2021
____________________________
SIXTH SUPPLEMENTAL INDENTURE
DATED AS OF APRIL 18, 2014
____________________________
WELLS FARGO BANK, N.A.,
Trustee
____________________________

This SIXTH SUPPLEMENTAL INDENTURE, dated as of April 18, 2014, is among Regency Energy Partners LP, a Delaware limited partnership (as successor by merger to Penn Virginia Resource Partners, L.P., a Delaware limited partnership) (the “Partnership”), Regency Energy Finance Corp., a Delaware corporation (as successor by merger to Penn Virginia Resource Finance Corporation II, a Delaware corporation) (“Finance Co.” and, together with the Partnership, the “Issuers”), each of the parties identified under the caption “Subsidiary Guarantors” on the signature page hereto (the “Subsidiary Guarantors”) and Wells Fargo Bank, N.A., a national banking association, as Trustee.
RECITALS
WHEREAS, the Issuers, the Subsidiary Guarantors party thereto and the Trustee entered into an Indenture, dated as of April 27, 2010, as supplemented by that Second Supplemental Indenture, dated as of May 17, 2012, Fourth Supplemental Indenture, dated as of May 9, 2013, and Fifth Supplemental Indenture, dated as of March 21, 2014 (as so supplemented, the “Indenture”), pursuant to which the Issuers have issued $600,000,000 in aggregate principal amount of 8.375% Senior Notes due 2020 and $400,000,000 in aggregate principal amount of 6.500% Senior Notes due 2021 (collectively, the “Notes”);
WHEREAS, Section 9.01(d) of the Indenture provides that the Issuers, the Subsidiary Guarantors and the Trustee may amend or supplement the Indenture in order to add the New Subsidiary Guarantors pursuant to Section 4.13 thereof, without the consent of the Holders of the Notes; and
WHEREAS, all acts and things prescribed by the Indenture, by law and by the Certificate of Incorporation and the Bylaws (or comparable constituent documents) of the Issuers, of the Subsidiary Guarantors and of the Trustee necessary to make this Supplemental Indenture a valid instrument legally binding on the Issuers, the Subsidiary Guarantors and the Trustee, in accordance with its terms, have been duly done and performed;
NOW, THEREFORE, to comply with the provisions of the Indenture and in consideration of the above premises, the Issuers, the Subsidiary Guarantors and the Trustee covenant and agree for the equal and proportionate benefit of the respective Holders of the Notes as follows:
ARTICLE 1
Section 1.01. This Supplemental Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes.
Section 1.02. This Supplemental Indenture shall become effective immediately upon its execution and delivery by each of the Issuers, the Subsidiary Guarantors and the Trustee.

ARTICLE 2
From this date, in accordance with Section 4.13 and by executing this Supplemental Indenture, the Subsidiary Guarantors whose signatures appear below are subject to the provisions of the Indenture to the extent provided for in Article 10 thereunder.
ARTICLE 3
Section 3.01. Except as specifically modified herein, the Indenture and the Notes are in all respects ratified and confirmed (mutatis mutandis) and shall remain in full force and effect in accordance with their terms with all capitalized terms used herein without definition having the same respective meanings ascribed to them as in the Indenture.
Section 3.02. Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplemental Indenture. This Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Subsidiary Guarantors and the Issuers.
Section 3.03. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
Section 3.04. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of such executed copies together shall represent the same agreement.
[NEXT PAGE IS SIGNATURE PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first written above.

ISSUERS:

REGENCY ENERGY PARTNERS LP

By: Regency GP LP, its general partner

By: Regency GP LLC, its general partner

By:	/s/ Thomas E. Long
Name:    Thomas E. Long
Title:    Executive Vice President and Chief Financial Officer

REGENCY ENERGY FINANCE CORP.

By:	/s/ Thomas E. Long
Name:    Thomas E. Long
Title:    Vice President

SUBSIDIARY GUARANTORS

REGENCY OLP GP LLC

By:	/s/ Thomas E. Long Name: Thomas E. Long Title: Vice President

[Signature Page to Sixth Supplemental Indenture]

REGENCY GAS SERVICES LP

By:    Regency OLP GP LLC, its general partner

By:	/s/ Thomas E. Long Name: Thomas E. Long Title: Vice President
CDM RESOURCE MANAGEMENT LLC
FRONTSTREET HUGOTON LLC
GULF STATES TRANSMISSION LLC
REGAL MIDSTREAM LLC
REGENCY FIELD SERVICES LLC
REGENCY GAS UTILITY LLC
REGENCY HAYNESVILLE INTRASTATE GAS
    LLC
REGENCY HEP LLC
REGENCY LIQUIDS PIPELINE LLC
REGENCY MIDCONTINENT EXPRESS LLC
REGENCY MIDSTREAM LLC
REGENCY TEXAS PIPELINE LLC
REGENCY RANCH JV LLC
RGP MARKETING LLC
RGU WEST LLC
WGP-KHC, LLC
By: FrontStreet Hugoton LLC,
its sole member

By:    Regency Gas Services LP, its sole member

By:    Regency OLP GP LLC, its general partner

By:	/s/ Thomas E. Long Name: Thomas E. Long Title: Vice President
PUEBLO HOLDINGS, INC.
PUEBLO MIDSTREAM GAS CORPORATION
RGP WESTEX GATHERING INC.

[Signature Page to Sixth Supplemental Indenture]

WEST TEXAS GATHERING COMPANY

By:	/s/ Thomas E. Long Name: Thomas E. Long Title: Vice President
PVR MIDSTREAM JV HOLDINGS LLC
REGENCY HYDROCARBONS LLC
PVR LAVERNE GAS PROCESSING LLC
CONNECT GAS PIPELINE LLC
REGENCY PIPELINE LLC
REGENCY UTICA GAS GATHERING LLC
REGENCY MARCELLUS GAS GATHERING LLC
REGENCY NEPA GAS GATHERING LLC
PENN VIRGINIA OPERATING CO., LLC

By:	Regency Gas Services LP, its sole member

By:	Regency OLP GP LLC, its general partner

By:	/s/ Thomas E. Long
Name:    Thomas E. Long
Title:    Vice President

DULCET ACQUISITION LLC
FIELDCREST RESOURCES LLC
K RAIL LLC
KANAWHA RAIL LLC
LGL, LLC
LOADOUT LLC
SUNCREST RESOURCES LLC
TONEY FORK LLC

By:	Penn Virginia Operating Co., its sole member

By: Regency Gas Services LP, its sole member

By: Regency OLP GP LLC, its general partner

By:	/s/ Thomas E. Long
Name:    Thomas E. Long
Title:    Vice President

[Signature Page to Sixth Supplemental Indenture]

WELLS FARGO BANK, NATIONAL ASSOCIATION
as Trustee

By:	/s/ John Stohlmann Name: John Stohlmann Title: Vice President

[Signature Page to Sixth Supplemental Indenture]